Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated December 28, 2018, relating to the financial statements of SkyAuction, Inc. as of December 31, 2017 and 2016 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

Los Angeles, California

June 13, 2019